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                         NOTICE OF GUARANTEED DELIVERY
                         FOR SHARES OF COMMON STOCK OF

                         THE GABELLI EQUITY TRUST INC.
                   SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                      STATE STREET BANK AND TRUST COMPANY
             Attention: CST -- Corporate Reorganization Department

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
                     BY MAIL:                                         BY FACSIMILE:
                   P.O. Box 9061                                     (617) 774-4519
               Boston, MA 02205-8686
                                       CONFIRM BY TELEPHONE TO:
                                            (617) 774-4511
               BY OVERNIGHT COURIER:                                    BY HAND:
     c/o Boston Financial Data Services, Inc.                      225 Franklin Street
        Corporate Reorganization Department                          Concourse Level
                Two Heritage Drive                                  Boston, MA 02110
              North Quincy, MA 02171                                       or
                                                                       61 Broadway
                                                                     Concourse Level
                                                                   New York, NY 10006
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A
TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A
VALID DELIVERY

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on November 27, 1995 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate, and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                           (continued on other side)
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                                                       BROKER ASSIGNED CONTROL #
                                                              ------------------

                         THE GABELLI EQUITY TRUST INC.

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
1. Primary                 Number of Rights           Number of Primary Shares        Payment to be made
   Subscription            to be exercised            requested for which you are     in connection with
                                                      guaranteeing delivery of        Primary Shares
                                                      Rights and Payment
                           ------------ Rights        ------------ Shares             $ ------------
                                                      (Rights / by 6)
2. Over-Subscription                                  Number of Over-Subscription     Payment to be made in
                                                      Shares requested for which      connection with Over-
                                                      you are guaranteeing payment    Subscription Shares
                                                      ------------ Shares             $ ------------
3. Totals                  Total Number of
                           Rights to be Delivered
                           ------------ Rights                                        $ ------------
                                                                                      Total payment
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Method of delivery (circle one)

A. Through DTC

B. Direct to State Street Bank and Trust Company, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                   ---------------------------------------------

                   ---------------------------------------------

                   ---------------------------------------------

PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to State Street Bank and Trust Company a DTC Participant Over-Subscription Exercise Form.

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
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Name of Firm                                     Authorized Signature
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DTC Participant Number                           Title
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Address                                          Name (Please Type or Print)
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Zip Code                                         Phone Number
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Contact Name                                     Date
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